     As filed with the Securities and Exchange Commission on June 26, 1997
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   ----------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                   ----------------

                                   CONCEPTUS, INC.
                (Exact name of Registrant as specified in its charter)

         DELAWARE                                    94-3170244
    (State of incorporation)           (I.R.S. Employer Identification No.)

                                  1021 HOWARD AVENUE
                            SAN CARLOS, CALIFORNIA  94070
                       (Address of principal executive offices)
                               -----------------------

                                   1993 STOCK PLAN
                       (AMENDED AND RESTATED FEBRUARY 18, 1997)
                               (Full title of the Plan)
                               -----------------------

                                 KATHRYN A. TUNSTALL
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    CONCEPTUS INC.
                                  1021 HOWARD AVENUE
                            SAN CARLOS, CALIFORNIA  94070
                                    (415) 802-7240
 (Name, address and telephone number, including area code, of agent for service)
                               -----------------------
                                       Copy to:

                                   Cathryn S. Chinn
                                 Amy Elizabeth Paye
                                  Venture Law Group
                              A Professional Corporation
                                 2800 Sand Hill Road
                             Menlo Park, California 94025
                                    (415) 854-4488

                                  Page 1 of 9 Pages
                               Exhibit Index on Page 7
                 (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------



                                                                 Proposed             Proposed
                                               Maximum            Maximum              Maximum            Amount of
                                             Amount to be       Offering Price         Aggregate         Registration
Title of Securities to be Registered          Registered(1)       Per Share          Offering Price          Fee
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock,
  $0.003 par value . . . . . . . . . .       254,068 Shares        $ 9.63 (2)      $ 2,446,674.80 (2)    $  741.42

  Common Stock,
  $0.003 par value . . . . . . . . . .       745,932 Shares       $ 10.44 (3)      $ 7,787,530.08        $2,359.86
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL (4)                 1,000,000 Shares                        $10,234,204.88        $3,101.28




----------------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 (the "SECURITIES ACT") solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on June 24, 1997.

(4) Excludes all shares previously registered under Registrant's 1993 Stock Plan on Form S-8 (Registration No. 333-4186).

    The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-4186) dated April 26, 1996, as amended by the Registrant's Post-Effective Amendment No. 1 Form S-8 dated June 25, 1997, are hereby incorporated by reference.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS.

           Exhibit
           Number
           ------
            4.4(1) 1993 Stock Plan (Amended and Restated February 18, 1997)

            5.1    Opinion of Venture Law Group, a Professional Corporation

           23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1)

           23.2    Consent of Independent Auditors

           24.1    Power of Attorney (see p. 5)



--------------
(1) Incorporated by reference to Exhibit 10.2 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Conceptus, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on this 26th day of June 1997.

                          CONCEPTUS, INC.


                          By:     /s/ Sanford Fitch
                             ------------------------------------------
                             Sanford Fitch
                             Senior Vice President, Chief Financial Officer

                                  POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathryn A. Tunstall and Sanford Fitch, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                                         Title                                   Date
    ---------                                         -----                                   ----


/s/ Kathryn A. Tunstall                President, Chief Executive Officer and                 June 26, 1997
--------------------------             Director (Principal Executive Officer)
Kathryn A. Tunstall

/s/ Sanford Fitch                      Senior Vice President, Chief Financial                 June 26, 1997
--------------------------             Officer and Director (Principal Financial
Sanford Fitch                          and Accounting Officer)

/s / Robert F. Kuhling                 Director                                               June 26, 1997
--------------------------
Robert F. Kuhling

/s/ Thomas C. McConnell                Director                                               June 26, 1997
--------------------------
Thomas C. McConnell

/s/ Nancy S. Olson                     Director                                               June 26, 1997
--------------------------
Nancy S. Olson

/s/ Richard D. Randall                 Director                                               June 26, 1997
--------------------------
Richard D. Randall



                                  INDEX TO EXHIBITS


    Exhibit
    Number
    ------

     5.1 Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation
         (included in Exhibit 5.1)

    23.2 Consent of Independent Auditors

    24.1 Power of Attorney (see p. 5)